UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010
VHGI HOLDINGS, INC.
(Exact name of Company as specified in its charter)
Delaware	000-17520	75-2276137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
325 West Main St., Suite #240, Lexington, Kentucky	40507
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (859) 266-9772

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 31, 2010, VHGI Gulf Coast Holdings, LLC, a Texas limited liability company (“Gulf Coast”), which is a wholly owned subsidiary of VHGI Holdings, Inc., entered into an Asset Purchase Agreement (the “Purchase Agreement”) with the Chapter 7 Trustee for Yazoo Pipeline Co., L.P. (“Yazoo”) and Sterling Exploration & Production Co., L.L.C. (“Sterling” and, together with Yazoo, the “Sellers”), pursuant to which Gulf Coast agreed to purchase all the assets of Sellers in a Chapter 7 bankruptcy sale for a total purchase price of $4.5 million.

The transactions contemplated by the Purchase Agreement are subject to several conditions precedent, including the approval of the United States Bankruptcy Court for the Southern District of Texas (Houston Division) and the consideration by Sellers of any competing bids.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement dated March 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VHGI HOLDINGS, INC.
(Company)

Date	April 6, 2010
By:		/s/ Scott A. Haire
Name:		Scott A. Haire
Title:		Chief Executive Officer